UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174705	27-3369810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11767 S. Dixie Hwy, Suite 115 Miami, Florida		33156
(Address of principal executive offices)		(Zip Code)

Adelt Design, Inc., 3217 South Orchard Street, Salt Lake City, Utah, 84106

(Former Name and Address, Changed Since Last Report)

Registrant’s telephone number, including area code: (305) 992-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 17, 2014, holders of a majority of the outstanding shares of common stock of Adelt Design, Inc., a Nevada corporation (the “Company”), and all of the members of the Board of Directors of the Company (the “Board”), approved an amendment and restatement of the Company’s Articles of Incorporation and Bylaws. On November 20, 2014, the Company filed its Amended and Restated Articles of Incorporation, which were effective on that date, with the Secretary of State for the State of Nevada.

The Amended and Restated Articles of Incorporation provide for several amendments to the previous articles of incorporation of the Company, including, among other things: (i) changing the name of the Company to CLS Holdings USA, Inc.; (ii) increasing the authorized shares of the Company’s common stock (the “Common Stock”) from 90,000,000 to 250,000,000 shares; (iii) reducing the par value of the Common Stock from $0.001 to $0.0001 per share; and (iv) increasing the authorized shares of the Company’s preferred stock (the “Preferred Stock”) from 10,000,000 to 20,000,000 shares.

The Board believes that the name change is in the Company’s best interest, as the name change reflects the recent change of control in the Company pursuant to the purchase by CLS Labs, Inc. of all of the shares of Common Stock in the Company held by its founder, Larry Adelt, and Mr. Adelt’s subsequent resignation as an officer and director of the Company.

The Board believes that the increase in the number of authorized shares of Common Stock is necessary to make available additional shares of Common Stock for future issuance and allow the Company greater flexibility with respect to future actions involving the issuance of stock, including, without limitation, the raising of additional capital and stock and asset acquisitions. The Board also considers it important to have the flexibility of having additional shares available for issuance in lieu of cash payments with respect to potential joint ventures, for services provided by third parties, and for issuance to attract talented employees and consultants. In addition, the Board may sell securities from time to time to raise money needed for future operations.

The Board believes that the reduction in par value of shares of Common Stock from $0.001 to $0.0001 is in the best interests of the Company. The reduction in par value does not change the number of authorized shares of Common Stock and has no effect on the rights of the holders of Common Stock except for the minimum amount per share that the Company may receive upon the issuance of authorized but unissued shares.

The Board believes that it is in the best interests of the Company to authorize an additional 10,000,000 shares of Preferred Stock. The Company does not currently have any outstanding shares of Preferred Stock. The authorization of Preferred Stock is for general corporate purposes, including, without limitation, capital raising, acquisition or business combination opportunities and other general corporate purposes. The Board has authority to issue shares of Preferred Stock in one or more series, with such rights, preferences and designations, as it deems necessary or advisable, without any additional action by our shareholders. The Board has made no decisions or commitments with respect to the use of its authorized shares of Preferred Stock, but believes that having such authorized shares of Preferred Stock provides additional and beneficial flexibility to the Company to satisfy its future needs.

The authorization of additional shares of Preferred Stock will not change the number of issued and outstanding shares of Common Stock, nor will it have any immediate dilutive effect on, or change the rights of, current Common Stock shareholders. However, to the extent that authorized shares of Preferred Stock are issued in the future, and depending on the rights the Board grants to such shares of Preferred Stock, they may dilute the percentage of equity ownership of existing shareholders and, depending on the price at which they are issued, may also dilute earnings and book value on a per share basis.

Additionally, the Board believes it is in the best interests of the Company to clarify the various rights, obligations and roles of its shareholders, Board and management. Therefore, the Amended and Restated Articles of Incorporation include numerous provisions regarding matters that were not previously addressed in the Company’s Articles of Incorporation including, among other things, that: (i) except as provided by resolutions of the Board of Directors authorizing the issuance of preferred stock, all rights to vote and voting power is vested exclusively in the holders of common stock; (ii) the Board of Directors may authorize the issuance of preferred stock and has the ability to set the rights and preferences of each class or series of such preferred stock; (iii) cumulative voting by any shareholder is expressly denied; (iv) no shareholder has preemptive or preferential rights to purchase or subscribe for any other shares, notes, debentures, bonds or other securities; (v) for business not specified in a notice of meeting to be properly introduced by a shareholder at a meeting of shareholders, timely notice must be given pursuant to specified instructions; (vi) the Company is not required to hold a special meeting of shareholders unless certain requirements are met; (vii) the number of directors shall not be less than one nor more than fifteen; (viii) the Board of Directors shall be divided into three classes with staggered terms; (ix) a director may be removed from office, with or without cause, only by the affirmative vote of holders of not less than 75% of the issued and outstanding shares of common stock; (x) to the fullest extent permitted by Nevada law, the directors and officers of the Company shall have no personal liability to the Company or its shareholders, absent specified exceptions, and are entitled to indemnification by the Company, pursuant to certain conditions; (xi) the Board of Directors is granted all powers permitted by Nevada law, including authorization to make, amend and repeal the Company’s bylaws; and (xii) the affirmative vote of the holders of 66 2/3% of the issued and outstanding shares of common stock is required to alter, amend or repeal any provision of the Amended and Restated Articles.

The above description of the changes incorporated in the Amended and Restated Articles of Incorporation is not complete and is qualified in its entirety by the full text of the Amended and Restated Articles of Incorporation, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The Amended and Restated Bylaws provide for a number of amendments to the previous bylaws of the Company, including, among other things: (i) division of the directors into three classes with staggered terms; (ii) inclusion of advance notice requirements for shareholders to bring business before an annual meeting and for director nominations; (iii) inclusion of the Chief Executive Officer as an officer required to be appointed by the Board; (iv) that the Chairman, if intended to be an executive officer, may have active management duties as designated by the Board; (v) expansion and clarification of the indemnification available to officers and directors; and (vi) that the Amended and Restated Bylaws may be amended by the Board.

The Board believes it is in the best interests of the Company for the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws to (a) prolong the time perod required for shareholders or third parties to influence the Company’s management, policies or affairs in order to provide the Board with adequate time to evaluate any proposal made by such shareholder or third party and consider appropriate alternatives, and (b) discourage, delay or in some cases prevent a transaction involving a change in control of the Company that is not supported by the Board and which the Board does not consider to be in the best interests of the Company. Therefore, the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws include new provisions dividing the Board into three classes of directors with staggered terms, as the staggered Board will provide for greater continuity on the Board and provide greater protection against a potential takeover attempt by a hostile acquirer. Further, the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws include advance notice requirements for shareholders to bring business before the annual meeting and for director nominations. The Board believes that these advance notice provisions ensure that the Board and the Company’s shareholders are provided adequate time to evaluate shareholder proposals related to director nominations and other decisions critical to the success of the Company. Additional provisions contained in the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, such as those prohibiting cumulative voting in the election of directors and increasing the number of authorized shares of the Company’s stock, among others, may hinder or delay an attempted takeover. As a result, under the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, we may be less likely to receive unsolicited offers to acquire us that some of our shareholders might consider beneficial.

The Board believes it is in the best interests of the Company to include a Chief Executive Officer as a board-appointed officer and grant the ability for the Chairman to have executive management duties as designated by the Board. As the Company is a development stage company, the Board believes that the Chairman and Chief Executive Officer positions are critical to the short-term and long-term success of the Company. Therefore, the Board believes that it is beneficial for the Board to have the sole discretion to appoint the Chief Executive Officer and define his duties and the ability to direct the Chairman to perform active management duties.

The Board also believes it is in the best interests of the Company to expand and clarify the indemnification available to officers and directors. The Board finds this to be a beneficial change, as the clear, comprehensive indemnification provision included in the Amended and Restated Bylaws will assist the Company in attracting top-level talent for its officer and director positions.

The Board believes it is the best interests of the Company to allow the Board to amend the Bylaws, as this change allows the Board to provide the Company with critical agility in adapting the management of the Company to meet the Company’s needs as it develops, seeks acquisition and business development opportunities, and begins to implement its business.

The above description of the changes incorporated in the Amended and Restated Bylaws is not complete and is qualified in its entirety by the full text of the Amended and Restated Bylaws, which is filed as Exhibit 1.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statement and Exhibits

(d)	Exhibits.

Exhibit No.	Description

1.1	Amended and Restated Articles of Incorporation of CLS Holdings USA, Inc., dated November 20, 2014

1.2	Amended and Restated Bylaws of CLS Holdings USA, Inc., dated November 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: November 26, 2014	By:	/s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman, President and Chief Executive Officer